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                                                                 EXHIBIT 10.10.1

                        EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement"), effective August 1, 1999, between FirstAmerica Automotive, Inc. ("FAA", "Employer" or "Corporation"), and Tom Price ("Executive"). This Agreement's purpose is to establish in writing all the terms and conditions of that employment, and specifically incorporates the Non-Disclosure and Confidentiality Agreement.


Section 1.   Position and Duties.

     Executive shall be employed by the Corporation as its Chairman and Chief Executive Officer, reporting to the Board of Directors. Subject to the supervision and control of the Board of Directors of the Corporation (the "Board"), Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Corporation as may be assigned to him by the Board. Executive shall devote his full working time, attention and efforts to the Corporation and its affiliates; provided, however, nothing in this Agreement shall preclude Executive from pursuing those ventures or business activities described in Schedule 1, subject to approval by the Board, and so long as such efforts do not interfere with Executive's duties and responsibilities as provided herein or otherwise involve more than 5 % (five percent) of Executive's daily work activities. Executive's principal place of employment shall be the Corporation's principal executive offices.


Section 2.   Term.

     The term of this Agreement shall commence on August 1, 1999 and shall continue for a period of five (5) years thereafter ("Initial Term"), unless Executive's employment and this Agreement are earlier terminated pursuant to
Section 5, or extended by mutual agreement of the parties; provided, however, the term of this Agreement shall be automatically renewed for successive periods of one year (each a "Renewal Term"), unless either party gives the other written notice of termination or a desire to change the provisions herein on or before the thirtieth (30th) day prior to the expiration of the Initial Term or any Renewal term.


Section 3.   Basic Compensation.

     The Employer shall pay compensation to the Executive as set forth herein. Such compensation shall be reviewed annually and modified as determined by the sole discretion of the Corporate Board of Directors.


Salary
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     An annual base salary of $600,000 (six hundred thousand dollars), approximately $50,000 (Fifty thousand dollars) per month gross pay per month, will be paid to Executive, subject to applicable withholding, in accordance with the Corporation's normal payroll procedures (the "Base Salary").


Benefits
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     During the first year of this Agreement, the Corporation shall provide the
Executive with the following benefits, on the same basis as other executive officers of the Corporation, to

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participate in and to receive benefits under any of the Corporation's Executive benefit plans, including the major medical, dental, vision and hospitalization insurance coverage, disability insurance, life insurance, automobile insurance and similar benefits, including any retirement plan maintained by the Corporation, for which he is eligible in accordance with its terms. In addition, Executive shall be entitled to the benefits afforded to other members of senior management under the Corporation's vacation, holiday and business expense reimbursement policies as outlined in the Executive Handbook.


Bonus
-----

     Executive shall be eligible to earn an annual performance bonus of up to 60% of Executive's annual base salary for the then-current fiscal year (the "Performance Bonus"). The Performance Bonus shall be determined on the following basis:

                    (i) Fifty percent of the Performance Bonus shall be considered earned upon the Corporation's meeting such annual performance objectives as shall be established by the Compensation Committee of the Board no later than ten weeks following the beginning of the Corporation's then-current fiscal year.

                    (ii) Fifty percent of the Performance Bonus shall be awarded strictly in the Board's discretion.

     The Performance Bonus shall be paid within thirty days of receipt of notification by the Compensation Committee of the Board of Executive's attainment of the pre-established goals under subsection (i) herein, and said bonus shall not accrue until the conclusion of the fiscal year for which such bonus is to be paid.


Corporate Vehicle
-----------------

     Executive will be provided a corporate vehicle (and all associated expenses) commensurate with his executive position, not to exceed an monthly vehicle allowance of $1200.00.


Expense Reimbursement
---------------------

     Upon receipt of proper documentation establishing the amount of such expenses, the Corporation shall reimburse Executive for any reasonable business expenses incurred.


Section 4.   Return of Corporation Property.

     Immediately upon the termination of Executive's employment, Executive shall return to the Corporation all of its property, equipment, documents, records, lists, files and any and all other Corporation materials including, without limitation, computerized or electronic information, that is in Executive's possession (the "Corporation Property") by delivering the Corporation Property to the Corporation's principal executive offices on or before the date of such term. Unless otherwise agreed by the Corporation in writing, Executive shall not retain any Corporation Property or any copies thereof.

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Section 5.   Benefits Upon Termination.

     In the event of termination of Executive's employment by the Corporation, based on the reasons set forth below, he shall be entitled to the following:

          a.   Termination for Cause: If Executive's employment is terminated
               ---------------------
               by the Corporation for cause, Executive shall be entitled to no compensation or benefits from the Corporation other than those already earned under paragraph 3 through the date of his termination. For purposes of this Agreement, a termination "for cause" occurs if (Executive) is terminated for any of the following reasons:

               1. theft, dishonesty, breach of fiduciary duty, or falsification of any employment or Corporation records;

               2. improper disclosure of the Corporation's confidential or proprietary information, including a violation of the Non-Disclosure and Confidentiality Agreement.;

               3. any intentional act by Executive which has a material detrimental effect on the Corporation's reputation or business as determined by the Corporation, including any conviction for a felony or a criminal offense involving moral turpitude; or,

               4. any material breach of this Agreement by Executive, which breach is not cured within thirty (30) days following written notice of such breach from the Corporation. If such material breach cannot be cured, Executive may be terminated immediately without written notice and opportunity to cure.

          b.   Termination Other Than For Cause: If Executive's employment is
               --------------------------------
               terminated by the Corporation for any reason other than for cause, Executive shall be entitled to the following separation benefits:

               1. Continuation of Executive's Base Salary for a period of one year, such salary continuation payments to be made in accordance with the Corporation's ordinary payroll procedures without regard to whether Executive obtains alternative employment in the interim; and

               2. Payment of an amount equivalent to the annual average of the amounts of annual Performance Bonuses previously paid to Executive, less applicable withholding, with such payment to be made in twelve equal monthly installments.

          c.   Resignation for Good Reason: For purposes of paragraph 5(b) of
               ---------------------------
               this Agreement, Executive's resignation for Good Reason following a Transfer of

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               Control shall constitute a Termination Other Than for Cause.

     For purposes of this Agreement, a "Transfer of Control" shall mean an "Ownership Change Event" (as defined below) or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or the corporations to which the assets of the Corporation were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or Multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

     For purposes of this Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 30 days after written notice to the Board from Executive of the following condition(s):

                    (i) a decrease in Executive's base salary and/or a material decrease in Executive's standard management bonus plan or Executive benefits;

                    (ii) a material, adverse change in Executive's title, authority, responsibilities or duties, as measured against Executive's title, authority, responsibilities or duties immediately prior to such change;

                    (iii) any material breach by the Corporation of any provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Executive;

                    (iv) Any failure of the Corporation to obtain the assumption of this Agreement by any successor or assign of the Corporation; or

                    (v) Any purported termination of Executive's employment for "material breach of contract" which is not effected following a written notice satisfying the requirements of paragraph 5.

     For purposes of this Agreement, an "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the
Corporation:

                    (i) The direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock of the Corporation;

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                    (ii)   A merger or consolidation in which the Corporation is
                           a party;

                    (iii) The sale, exchange, or transfer of all or substantially all of the assets of the Corporation; or

                    (iv)   A liquidation or dissolution of the Corporation.


Section 6.   Benefits Upon Voluntary Termination.

     In the event Executive voluntarily resigns from his employment with the Corporation, or in the event that Executive's employment terminates as a result of his death or disability, Executive shall be entitled to no compensation or benefits from the Corporation other than those earned under paragraph 3 above.


Section 7.   Remedy for Breach.

     The Executive acknowledges that a violation of any of the provisions of this Agreement, including its restrictive covenants, will cause irreparable damage to the Employer, its successors and assigns. The Executive consents that any violation shall entitle the Employer or its successors and assigns, in addition to any other rights or remedies it, or they, may have, to an immediate injunction restraining any violation.


Section 8.   Notices.

     All notices, requests, demands, and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Board of Directors at the corporate headquarters or to the Executive's last known home address, whichever is applicable.


Section 9.   Governing Laws.

     This Agreement shall be construed and enforced in accordance with the laws of the State of California excluding its conflict of law provisions.


Section 10.  Entire Agreement.

     This Agreement contains the entire agreement among the parties regarding Executive's pay plan and the "at-will" employment relationship. All prior negotiations, agreements, and understandings are superseded. This Agreement may not be amended or revised except by a writing signed by all the parties.


Section 11.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, and successors of the respective parties; provided however, that this Agreement and all its rights may not be assigned by any party except by or with the written consent of the other parties.


Section 12.  Confidential Information and Nondisclosure Agreement.

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     Executive agrees to execute and abide by the terms and conditions of the
Corporation's standard Executive Confidential Information and Nondisclosure Agreement.


Section 13.  Non-Solicitation of Executives.

     In the event that Executive's employment with the Corporation is terminated for any reason, Executive agrees that for a period of one year after the date of this Agreement, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services of any employee of the Corporation or its affiliated entities to any other person or entity, without the written consent of the Board of Directors.


Section 14.  Survival.

     In the event of termination of Executive's employment and this Agreement for any reason by Executive or the Corporation, Executive and/or the Corporation, as the case may be, nevertheless shall continue to be bound by the terms and conditions set forth in Sections 12 through 13 herein and all of the terms and conditions incorporated therein.


Section 15.  Attorneys' Fees.

     The prevailing party shall be entitled to recover from the losing party is attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.


Section 16.  Mandatory Binding Arbitration.

     Executive and Employer knowingly and voluntarily agree that in the event there is any dispute arising out of Executive's employment with, seeking employment with, or separation from the Employer that would require or allow resort to any court, regardless of the kind or type of dispute, including, but not limited to, claims of discrimination and harassment (except for claims before the National Labor Relations Board or claims for physical injury under the Worker's Compensation Act or disputes relating to misappropriation of intellectual property), such dispute shall be submitted exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act, in conformity with the procedures of the California Arbitration Act (Cal. Code Civ. Proc. Sec. 1280 et seq.). All such arbitration proceedings shall take place in the city of San Francisco, California, at a mutually agreed upon location. Executive understands that by voluntarily agreeing to this binding arbitration provision, both the Corporation and the Employer give up the right to a trial by jury.


IT IS SO UNDERSTOOD AND AGREED:


EXECUTIVE:

Dated:     August       1, 1999       Signature:  /s/ Thomas Price
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EMPLOYER:

Dated:     August       1, 1999       Signature:  /s/ Bruce Bercovich
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